Exhibit 99.1
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Ordinary Shares, € 3.00505 nominal value per share, of Telvent GIT, S.A. and further agree to the filing of this Agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

ABENGOA, S.A.
Dated: June 1, 2011	By:	/s/ Miguel Angel Jiménez-Velasco Mazarío
		Name:	Miguel Angel Jiménez-Velasco Mazarío
		Title:	Attorney

TELVENT CORPORATION S.L.
Dated: June 1, 2011	By:	/s/ Miguel Angel Jiménez-Velasco Mazarío
		Name:	Miguel Angel Jiménez-Velasco Mazarío
		Title:	Chairman

Dated: June 1, 2011	By:	/s/ José Marcos
		Name:	José Marcos
		Title:	Director

Dated: June 1, 2011	By:	/s/ Juan Carlos Jiménez
		Name:	Juan Carlos Jiménez
		Title:	Director

SIEMA AG
Dated: June 1, 2011	By:	/s/ Miguel Angel Jiménez-Velasco Mazarío
		Name:	Miguel Angel Jiménez-Velasco Mazarío
		Title:	Chairman

Dated: June 1, 2011	By:	/s/ Juan Carlos Jiménez
		Name:	Juan Carlos Jiménez
		Title:	Director